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                                                                     Exhibit 3.1

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                  CASMYN CORP.


         The undersigned certifies that:

         1. He is the Chief Financial Officer and Secretary of CASMYN CORP., a Colorado corporation.

         2. The following ARTICLES of the Articles of Incorporation of this corporation are amended as follows:

A.  ARTICLE FOURTH is amended to read in its entirety as follows:

         "This corporation is authorized to issue an aggregate of 60,000,000 shares of stock in two classes, to be designated "Common Stock" and "Preferred Stock". The total number of shares of Common Stock shall be 50,000,000, with a par value of $0.01 per share. There shall be only one (1) class of Common Stock and all holders of Common Stock issued by this corporation shall have equal voting rights per share of Common Stock. The total number of shares of Preferred Stock shall be 10,000,000, with a par value of $0.01 per share.

         Shares of Preferred Stock may be issued in such series and with such voting powers, designations, preferences and relative, participating, optional or other special rights, or qualification, limitations or restrictions thereof, as shall be stated and expressed in any resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board of Directors of this corporation pursuant to the authority expressly vested in it by this ARTICLE FOURTH. The Board of Directors of this corporation hereby is authorized and directed, from time to time, to determine whether Preferred Stock may be issued, with such voting powers, designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such preferred stock adopted by the Board of Directors pursuant to the authority expressly vested in it by the provisions of this ARTICLE FOURTH. Any Preferred Stock may be made subject to redemption at such time or times and at such price or prices, and may be issued in such series, with such designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock adopted by the Board of Directors of this corporation as herein above provided. The holders of Preferred Stock, or any class or series thereof, shall be entitled to receive dividends at such rates, on such conditions and at such times as shall be expressed

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         in the resolution or resolutions providing for the issuance of such
         Preferred Stock adopted by the Board of Directors of this corporation as herein above provided, payable in preference to, or in such relation to, the dividends payable on any other class or classes of stock and cumulative or non-cumulative, as shall so be expressed. The holders of Preferred Stock, or any class or series thereof, shall be entitled to such rights upon the dissolution of, or upon any distribution of the assets of, this corporation as shall be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board of Directors of this corporation as herein above provided. Any Preferred Stock or any class or series thereof, if there are other classes or series, may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any class or classes of stock of this corporation at such price or prices or at such rates of exchange and with such adjustments as shall be stated and expressed in the resolution or resolutions providing for the issuance of such preferred stock adopted by the Board of Directors as herein above provided.

         Notwithstanding any other provision of this ARTICLE FOURTH, this corporation shall not issue any non-voting equity securities to the extent required by Section 1123(a)(6) of the United States Bankruptcy Code.

         All shares of stock of this corporation shall be non-assessable and shall be fully paid when issued."


B. ARTICLE FIFTH is amended to read in its entirety as follows:

         "The members of the governing board of this corporation shall be styled "Directors." The number of Directors shall be not less than three (3) nor more than seven (7) until changed by amendment of the Articles of Incorporation duly adopted by the stockholders according to ARTICLE TWELFTH below. The exact number of Directors shall be fixed from time to time, within the limits specified herein, pursuant to resolutions adopted by the Board of Directors, except that no decrease in the number of such Directors shall prevent any incumbent Director from serving the balance of the term for which he was duly elected or appointed unless he is removed from office in accordance with law. All vacancies including those caused by an increase in the number of Directors may be filled by a majority of the remaining Directors, though less than a quorum. Directors so appointed to fill any vacancy shall serve until their successors are elected and qualified. The Directors shall be classified as to the duration of their respective terms, or as to their election by one or more authorized classes or series of shares, in accordance with the terms of the Bylaws of this corporation."

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C. ARTICLE SIXTH is amended to read in its entirety as follows:

         "Notwithstanding the provisions of ARTICLES ELEVENTH and TWELFTH below, the stockholders of this corporation shall not have the right to cumulative voting unless an amendment to this ARTICLE SIXTH permitting such cumulative voting is approved by the affirmative vote of not less than Sixty-Percent (60%) of the Directors of this corporation, and duly adopted by the affirmative vote of a majority of the total voting power of all issued and outstanding shares of stock entitled to vote on the matter. Unless otherwise required by law, all such shares shall vote as a single class."


D. ARTICLE TENTH, Paragraph 2, is amended to read in its entirety as follows:

         "Except as provided below in this ARTICLE TENTH, no Director of this corporation shall have personal liability to this corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a Director.

         The foregoing provision, however, shall not eliminate or limit liability (i) for any breach of the Director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law, (iii) for the payment of dividends in violation of the Colorado Business Corporation Act, or (iv) for any transaction from which the Director derived an improper personal benefit. In the event that the law of the State of Colorado is amended after approval of this Paragraph 2 of ARTICLE TENTH so as to authorize corporate action further eliminating or limiting the liability of directors, the liability of a Director of this corporation shall thereupon be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act, as so amended from time to time. The provisions of this Paragraph 2 of ARTICLE TENTH shall not be deemed to limit or preclude indemnification of a Director by this corporation for any liability of a Director which has not been eliminated by the provisions of this Paragraph 2 of ARTICLE TENTH."

E. ARTICLE TENTH is amended by adding the following new Paragraph 3 at the end thereof:

         "3. This corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of this corporation) by reason of the fact that he or she is or was a Director or officer of this corporation, or is or was serving at the request of this corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines

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         and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if it is determined by the Board of Directors that such Director acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of this corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of this corporation, and that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

         This corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of this corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director or officer of this corporation, or is or was serving at the request of this corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses, including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if it is determined by the Board of Directors that such Director or officer acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of this corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of this corporation, and that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

         To the extent that a Director or officer of this corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Paragraph 3 of ARTICLE TENTH, or in defense of any claim, issue or matter therein, this corporation shall indemnify him or her against expenses actually and reasonably incurred by him or her in connection with the defense, including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement. Furthermore, if it is determined by the Board of Directors that such Director or officer acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of this corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, such expenses of officers or Directors incurred in defending a civil or criminal action,

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         suit or proceeding, shall be paid by this corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director or officer to repay the amount if it ultimately is determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by this corporation. The indemnification and advancement of expenses authorized herein continues for a person who has ceased to be a Director or officer of this corporation, and inures to the benefit of the heirs, executors and administrators of such a person.

         This corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a Director or officer of this corporation (as provided for under the Colorado Business Corporation Act), or is or was serving at the request of this corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for any liability and expenses incurred by him her or her in such capacity, whether or not this corporation has the authority to indemnify him or her against such liability and expenses. No financial arrangement made pursuant to this Paragraph 3 of ARTICLE TENTH may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court. Any insurance or other financial arrangement made on behalf of a person pursuant to this Paragraph 3 of ARTICLE TENTH may be provided by this corporation or any other person approved by the Board of Directors, even if all or part of the other person's stock or other securities is owned by this corporation."

F. A new ARTICLE ELEVENTH is added after ARTICLE TENTH which shall read in its entirety as follows:

         "Any proposal duly brought before the stockholders of this corporation that previously has not been approved by a majority of the Board of Directors of this corporation, must be approved by the affirmative vote of the holders of not less than Sixty-Percent (60%) of the total voting power of all issued and outstanding shares of stock entitled to vote on the matter. Unless otherwise required by law, all such shares shall vote as a single class. Subject to the provisions of ARTICLE SIXTH above regarding cumulative voting, any proposal duly brought before the stockholders of this corporation that previously has been approved by a majority of the Board of Directors of this corporation and that, under applicable laws of the State of Colorado, requires the affirmative vote of the stockholders entitled to vote thereon, must be approved by the affirmative vote of the holders of a majority of the total voting power of all issued and outstanding shares of stock entitled to vote on the matter. Unless otherwise required by law, all such shares shall vote as a single class."

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G. A new ARTICLE TWELFTH is added after new ARTICLE ELEVENTH which shall read in its entirety as follows:

         "Any amendment, alteration, change or repeal of any provisions contained in these Articles of Incorporation duly brought before the stockholders of this corporation that previously has not been approved by a majority of the Board of Directors of this corporation, must be approved by the affirmative vote of the holders of not less than Sixty-Percent (60%) of the total voting power of all issued and outstanding shares of stock entitled to vote on the matter. Unless otherwise required by law, all such shares shall vote as a single class. Subject to the provisions of ARTICLE SIXTH above regarding cumulative voting, any proposal duly brought before the stockholders of this corporation that previously has been approved by a majority of the Board of Directors of this corporation and that, under applicable laws of the State of Nevada, requires the affirmative vote of the stockholders entitled to vote thereon, must be approved by the affirmative vote of the holders of a majority of the total voting power of all issued and outstanding shares of stock entitled to vote on the matter. Unless otherwise required by law, all such shares shall vote as a single class."

         3. Pursuant to section 7-110-108 of the Colorado Business Corporation Act, the foregoing amendments to the Articles of Incorporation of this corporation are being made to carry out a plan of reorganization ordered by a court of competent jurisdiction under a statute of the United States of America. Specifically, the foregoing amendments are being made pursuant to an order (the "Order"), dated, filed and entered March 1, 2000, of the United States Bankruptcy Court, Central District of California, San Fernando Valley Division (the "Court"), in Case No. SV 99-23968-AG, captioned "In re Casmyn Corp., a Colorado corporation, Delaware," with respect to the corporation's voluntary petition under chapter 11 of Title 11 of the United States Code.

         4. The foregoing amendments were approved by the Court by its Order dated, filed and entered March 31, 2000.

         5. The Court had jurisdiction of the proceedings pursuant to 28 U.S.C Sections 157 and 154.

         6. Upon completion of the filing of these Articles of Amendment, the address to which the Colorado Secretary of State may send a copy of this document is as follows:

                           Fulbright & Jaworski L.L.P.
                  865 South Figueroa Street, Twenty-Ninth Floor
                       Los Angeles, California 90017-2576
                           Attn: Kevin J. Keenan, Esq.


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                  The undersigned further declares under penalty of perjury that the matters set forth in this Certificate are true and correct of his own knowledge.


Dated as of: April 11, 2000                    /S/ ROBERT N. WEINGARTEN
                                               ------------------------
                                               Robert N. Weingarten,
                                               Chief Financial Officer and
                                               Secretary


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